AMENDMENT NO. 18 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 18 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is hereby adopted as of the 24th day of March, 2017, by the undersigned Trustees.

WHEREAS, the Board of Trustees of American Century Investment Trust (the “Trust”) have determined that it is in the best interests of the Trust to add a new G Class for the series of shares titled Short Duration Inflation Protection Bond Fund and U.S. Government Money Market Fund (“New G Class of Shares”); and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect the establishment of the New G Class of Shares.

NOW, THEREFORE, BE IT RESOLVED, that the establishment of the New G Class of Shares is hereby approved, effective as of July 28, 2017; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the establishment of the New G Class of Shares for the series of shares titled Short Duration Inflation Protection Bond Fund and U.S. Government Money Market Fund by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/ Tanya S. Beder    /s/ Jeremy I. Bulow
Tanya S. Beder    Jeremy I. Bulow

/s/ Anne Casscells    /s/ Ronald J. Gilson
Anne Casscells    Ronald J. Gilson

/s/ Frederick L.A. Grauer    /s/ Jonathan D. Levin
Frederick L.A. Grauer    Jonathan D. Levin

/s/ Peter F. Pervere    /s/ John B. Shoven
Peter F. Pervere    John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A
American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series    Class    Date of Establishment
Prime Money Market Fund    Investor Class    06/13/1993
A Class    06/01/1998
C Class    05/01/2001

Diversified Bond Fund    Investor Class    08/01/2001
I Class    08/01/2001*
A Class    08/01/2001
C Class    05/08/2002
R Class    06/30/2005
R6 Class    06/28/2013
R5 Class    04/10/2017
T Class    04/10/2017
Y Class    04/10/2017

U.S. Government Money Market Fund    Investor Class    08/01/2001
A Class    06/16/2015
C Class    06/16/2015
G Class    07/28/2017

High-Yield Fund    Investor Class    05/08/2002
R5 Class    06/14/2004**
A Class    05/08/2002
C Class    05/08/2002
R Class    06/30/2005
R6 Class    06/28/2013
I Class    04/10/2017
Y Class    04/10/2017

Short Duration Inflation Protection Bond Fund    Investor Class    05/01/2005
R5 Class    05/01/2005**
A Class    05/01/2005
C Class    05/01/2005
R Class    05/01/2005
R6 Class    06/28/2013
I Class    04/10/2017
Y Class    04/10/2017
G Class    07/28/2017

NT Diversified Bond Fund    Institutional Class    05/01/2006
R6 Class    06/28/2013

Core Plus Fund    Investor Class    11/29/2006
R5 Class    11/29/2006**
A Class    11/29/2006
C Class    11/29/2006
R Class    11/29/2006
I Class    04/10/2017

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Short Duration Fund    Investor Class    11/29/2006
R5 Class    11/29/2006**
A Class    11/29/2006
C Class    11/29/2006
R Class    11/29/2006
I Class    04/10/2017

Strategic Income Fund    Investor Class    03/11/2014
R5 Class    03/11/2014**
A Class    03/11/2014
C Class    03/11/2014
R Class    03/11/2014
R6 Class    03/11/2014
I Class    04/10/2017
Y Class    04/10/2017

Short Duration Strategic Income Fund    Investor Class    03/11/2014
R5 Class    03/11/2014**
A Class    03/11/2014
C Class    03/11/2014
R Class    03/11/2014
R6 Class    03/11/2014
I Class    04/10/2017
Y Class    04/10/2017

Floating Rate Income Fund    Investor Class    03/11/2014
Institutional Class    03/11/2014
A Class    03/11/2014
C Class    03/11/2014
R Class    03/11/2014
R6 Class    03/11/2014

NT High Income Fund    Investor Class    05/19/2017
Institutional Class    05/19/2017
R6 Class    05/19/2017

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*    Formerly Institutional Class; name changed to I Class on 4/10/2017.
**    Formerly Institutional Class; name changed to R5 Class on 4/10/2017.

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